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                                                                    EXHIBIT 23.6

                                   CONSENT
                                   -------

    Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I hereby consent to the references to me in the Registration Statement on Form S-4 of Charter One Financial, Inc. (No. 33-61273).


By: /s/ Mark D. Grossi                By: /s/ Charles M. Heidel
    -----------------------------         -----------------------------
    Mark D. Grossi                        Charles M. Heidel


By: /s/ Richard J. Jacob              By: /s/ Philip J. Meathe
    -----------------------------         -----------------------------
    Richard J. Jacob                      Philip J. Meathe


By: /s/ Richard W. Neu                By: /s/ Henry R. Nolte, Jr.
    -----------------------------         -----------------------------
    Richard W. Neu                        Henry R. Nolte, Jr.


By: /s/ Jerome L. Schostak            By: /s/ Mark Shaevsky
    -----------------------------         -----------------------------
    Jerome L. Schostak                    Mark Shaevsky


By: /s/ Eresteen R. Williams
    -----------------------------
    Eresteen R. Williams